Exhibit 99.1

SOMERSET HILLS BANCORP

REVOCABLE PROXY FOR

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2013

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Edward B. Deutsch and Stewart E. McClure, Jr., and each of them to vote all of the shares of the Company standing in the undersigned’s name at the Annual Meeting of Shareholders of the Company, to be held in the Washington Ballroom at The Olde Mill Inn, 225 Route 202, Basking Ridge, NJ 07920 on April 24, 2013 at [    :    a.m.], and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified below. If no choice is specified, the proxy will be voted “FOR” approval of the merger agreement, “FOR” for approval of the non-binding resolution approving the golden parachute payments described in the accompanying joint proxy statement, “FOR” the board’s nominees for director, “FOR” ratification of the appointment of Crowe Horwath LLP as the Company’s independent public accounting firm for 2013, “FOR” for approval of the non-binding resolution approving the compensation of the Company’s executives as described in the joint proxy statement, and “FOR” approval of an advisory vote on executive compensation every three years.

1.	Approval of the Agreement and Plan of Merger, dated as of January 28, 2013, by and between the Company and Lakeland Bancorp, Inc. (“Lakeland”), providing for the merger of Company with and into Lakeland and the automatic conversion of all of the outstanding capital stock of the Company into either cash or shares of Lakeland common stock, pursuant to election and allocation procedures described in the merger agreement.

☐	FOR THE AGREEMENT
☐	AGAINST
☐	ABSTAIN

2.	To approve the following advisory (non-binding) proposal:

“Resolved, that the shareholders approve, on a non-binding advisory basis, the agreements for and compensation payable or that could become payable to Somerset Hill’s named executive officers in connection with the merger pursuant to pre-existing severance arrangements.”

☐	FOR THE RESOLUTION
☐	AGAINST THE RESOLUTION
☐	ABSTAIN

3.	Election of the following nominees to serve on the Board of Directors for the term set forth in the accompanying Proxy Statement and until his successors is elected and duly qualified: Gerald B. O’Connor and M. Gerald Sedam, II

☐	FOR ALL NOMINEES

TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED NOMINEES, PRINT THE NOMINEE’S NAME(S) ON THE LINE BELOW:

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

4.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.

☐	FOR
☐	AGAINST
☐	ABSTAIN

5.	To approve the following advisory (non-binding) proposal:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in this joint proxy statement, including the tabular disclosure regarding the Company’s executive officers in this Proxy Statement.”

☐	FOR THE RESOLUTION
☐	AGAINST THE RESOLUTION
☐	ABSTAIN

6.	To approve the frequency of the advisory vote on the compensation of the named executive officers disclosed in the Proxy Statement.

☐	3 YEARS
☐	2 YEARS
☐	1 YEAR
☐	ABSTAIN

7	In their discretion, such other business as may properly come before the meeting.

Dated:            , 2013.

Signature

Signature

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.